Free Writing Prospectus for IndyMac Home Equity
Mortgage Loan Asset-Backed Trust, Series H2
(Filed pursuant to Rule 433; SEC File No. 333-132042)

LEHMAN BROTHERS	Residential Mortgage Finance

PRELIMINARY SUMMARY OF TERMS

$[484,137,000] (Approximate)
IndyMac Home Equity Mortgage Loan
Asset-Backed Notes, Series 2006-H2

IndyMac Bank, F.S.B.
(Sponsor, Seller and Servicer)

AMBAC
(Guarantor)

Contacts

Syndicate	Pat Quinn/ Dan Covello / Paul Tedeschi	(212) 526-9519

ABS Trading	Gordon Sweely	(212) 526-6870
	Robert Toppe	(212) 526-3709

Mortgage Finance	Tom O’Hara	(212) 526-6469
	Shiv Rao	(212) 526-6205
	Vikram Nidamaluri	(212) 526-1486

Structuring	Sei-Hyong Park	(212) 526-0203
	Manoj Gupta	(212) 526-1453

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

The depositor has filed with the SEC a registration statement (including a prospectus,) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

This preliminary term sheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary term sheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this preliminary term sheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this preliminary term sheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The Issuing Entity of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this preliminary term sheet, although that information may be based in part on loan level data provided by the Issuing Entity or its affiliates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the Issuing Entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this preliminary term sheet is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),

(2)	no representation that these materials are accurate or complete and may not be updated, or

(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

IRS CIRCULAR 230 NOTICE

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

IndyMac Home Equity Mortgage Loan Asset Backed Notes 2006-H2

To Maturity

Class	Approx. Size	Type	Tsy. BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (1)	Expected Ratings (Moody’s/S&P)

A	$478,728,000	Flt – PT	1 m LI	2.41	1-144	6/25/2018	06/25/2036	Aaa / AAA
M1	$5,409,000	Flt – PT	1 m LI	3.88	31-76	10/25/2012	06/25/2036	— / BBB-

To 10% Optional Redemption (“Call”) (2)

Class	Approx. Size	Type	Tsy. BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (1)	Expected Ratings (Moody’s/ S&P)

A	$478,728,000	Flt – PT	1 m LI	2.21	1-69	3/25/2012	06/25/2036	Aaa / AAA
M1	$5,409,000	Flt – PT	1 m LI	3.85	31-69	3/25/2012	06/25/2036	— / BBB-

Pricing Speed

40% CPR / 10% Constant Draw Rate (“CDR”)

(1) The Stated Final Maturity Date with respect to the Notes is the Payment Date six months following the latest possible maturity date of a Mortgage Loan in the Pool which amortizes according to its terms. On the Stated Final Maturity Date, holders of the Notes will be entitled to receive a payment of principal in an amount equal to the outstanding principal balance of the Notes.

(2) The Servicer may exercise its right to redeem the Notes when the principal balance of the Notes is equal to or less than 10% of the Notes as of the Closing Date.

Non-Offered Notes (3)

Class	Approx. Size	Type	Tsy. BMark	Stated Final Maturity (1)	Expected Ratings (Moody’s/ S&P)

M2	$7,622,000	Flt – PT	1 m LI	06/25/2036	— / BB-

(3) The information provided with respect to the Non-Offered Notes is for informational purposes only. The Non-Offered Notes are not offered hereunder.

*Please note that the approximate size of the Class A, Class M1 and Class M2 Notes listed on this page are subject to a permitted variance of 5%.

** Please note that the Expected and Stated Final Maturity have been estimated using a payment date of the 25th day of every month.

           The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms

Issuing Entity:	IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H2 (the “Trust”).

Depositor:	IndyMac MBS, Inc.

Originator:	IndyMac Bank, F.S.B.

Sponsor and Seller:	IndyMac Bank, F.S.B.

Servicer:	IndyMac Bank, F.S.B.

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	Wilmington Trust Company

Rating Agencies:	Standard & Poor’s (“S&P”) and Moody’s Investor Service (“Moody’s”)

Note Insurer:	Ambac Assurance Corporation (“Ambac”)

Underwriters:	Lehman Brothers Inc.

Bear, Stearns & Co. Inc.

UBS Securities LLC

IndyMac Securities Corporation

Expected Pricing Date:	Week of June 19, 2006

Expected Closing Date:	On or about June 27, 2006

Record Date:	The last Business Day immediately preceding the related Payment Date.

Payment Date:	[28th] of each month, or if such day is not a business day the next succeeding Business Day. (First Payment Date: July [28], 2006).

Statistical Cut-off Date:	June 1, 2006

Cut-off Date:	June 19, 2006

Day Count:	Actual/360.

Interest Accrual:

Interest accrues on the Notes from the last Payment Date (or in the case of the first Payment Date, the Closing Date) through the day preceding the current Payment Date (such period, the “Accrual Period”).

Collection Period:	The 19th day of the calendar month immediately preceding a Payment Date to the 18th day of the calendar month of the Payment Date.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

Class A Note Rate:	The lesser of (a) 1 month Libor + [ ] and (b) the Maximum Rate.

Class M1 Note Rate:	The lesser of (a) 1 month Libor + [ ] and (b) the Maximum Rate.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

6

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Clearing:	DTC, Euroclear or Clearstream.

Denomination:	Minimum $250,000; increments of $1,000.

SMMEA Eligibility:	The Class A Notes are not expected to be SMMEA eligible.

ERISA Eligibility:	The Class A Notes are expected to be ERISA eligible. The Class M1 notes are not expected to be ERISA eligible.

Tax Structure:	REMIC for Federal income tax purposes.

Credit Enhancement:	1.	Ambac will unconditionally guarantee timely payment of interest and ultimate payment of principal of the Class A Notes.

	2.	Subordination of lower rated Classes of Notes

	3.	Overcollateralization, as described herein.

	4.	Excess cashflow.

The Notes and the Certificates:	The Class A Notes and Class M1 Notes are the subject of these Preliminary Summary of Terms.

The Trust will also issue Class M2 Notes (together with the Class A Notes and the Class M1 Notes, the “Notes”) in an initial aggregate principal balance of approximately 1.55% of the Cutoff Date Balance (as defined below), as well as three classes of certificates, which include the Class P Certificates (prepayment penalty class), the Class L Certificates (Depositor’s Interest), the Class B Certificates (excess cashflow) and the Class R Certificates (and together with the Class L Certificates, the “Residual Certificates” and the Residual Certificates, together with the Class B and Class P Certificates, the “Certificates”).

The Class M2 Notes, the Class P Certificates and the Residual Certificates are not the subject of this Preliminary Summary of Terms. Information regarding the Class M2 Notes and the Certificates is provided only to more fully describe the terms of the Class A Notes and Class M1 Notes.

The HELOCs:

The collateral will consist of adjustable rate, first and second lien home equity lines of credit (“HELOCs”). Each HELOC adjusts monthly to a rate equal to the Prime Rate plus its margin, subject to a gross cap rate.

The aggregate drawn principal balance of the HELOCs as of the Statistical Cut-off Date is approximately $491,759,944.

Between the Statistical Cut-off Date and the Cut-off Date, the additional advances may be made under the HELOCs, principal payments received and HELOCs added or removed from the pool.

The aggregate drawn principal balance of the HELOCs as of the Cut-off Date is referred to herein as the “Cut-off Date Balance”.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

7

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Invested Amount:

With respect to any Payment Date is the Initial Invested Amount reduced by (i) the aggregate amount of principal collected on the HELOCs and allocated to the Notes from the Cut-off Date through and including such Payment Date and (ii) the aggregate of Investor Charge-Off Amounts since the Cut-Off Date, including the Investor Charge-Off Amount for such Payment Date.

The “Initial Invested Amount” is expected to be approximately $491,759,944. Please note that the “Initial Invested Amount” is subject to a permitted variance of 5%.

Depositor’s Interest:	The Depositor’s Interest is equal to the outstanding pool balance at the end of the previous Collection Period minus the Invested Amount.

Floating Allocation Percentage:

With respect to any Payment Date is the percentage equivalent of a fraction with a numerator which is the Invested Amount at the end of the previous Collection Period and the denominator of which is the outstanding pool balance at the end of the previous Collection Period (in the case of the first Payment Date, the Cut-Off Date Balance), provided such percentage shall not be greater than 100%.

Investor Charge-Off Amounts:	For a given Payment Date, the amount of charge-offs incurred during the related Collection Period multiplied by the Floating Allocation Percentage.

Overcollateralization:

Overcollateralization will be equal the excess of the Invested Amount over the principal balance of the Notes. Certain Excess Cashflow will be applied as a payment of principal on the Notes on each Payment Date to maintain the Overcollateralization Amount for the Notes, or to increase it to an amount not greater than the Specified Overcollateralization Amount.

The Specified Overcollateralization Amount on any Payment Date will be an amount equal to 0.50% of the Initial Invested Amount.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

8

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Stepdown Date:

With respect to the Notes, the later to occur of (a) the 31st Payment Date and (b) the first Payment Date on which the senior credit enhancement, as of that date, has become twice the initial senior credit enhancement.

Subordination:

The certificates representing the residual interests in the Issuing Entity will be subordinated to the Floating Allocation Percentage of collections on the HELOCs that are allocated to the Notes except to the limited extent described herein. The Class M1 and Class M2 Notes will be subordinated to payment of the Class A Notes. The Class M2 Notes will be subordinated to the payment of the Class M1 Notes. This subordination provides credit enhancement to the Notes.

Charge-Off Amount:

With respect to any Charged-Off HELOC under clause (i) of the definition thereof, the amount of the principal balance that has been written down and with respect to any Charged-Off HELOC under clause (ii) of the definition thereof, the entire outstanding Principal Balance of such HELOC minus the appraised value of the related Mortgaged Property.

Charged-Off HELOC:

Means (i) a HELOC with a Principal Balance that has been written down on the related Servicer’s servicing system in accordance with its policies and procedures and (ii) any second lien HELOC that is more than 180 days past due.

Liquidation Loss Amount:

With respect to any Payment Date and HELOC that became a liquidated HELOC during the related Collection Period, the unrecovered portion of the related Principal Balance thereof at the end of such Collection Period, after giving effect to the net liquidation proceeds applied in reduction of such Principal Balance.

Allocation of Investor Charge-off Amounts:

Generally, the Floating Allocation Percentage of the Charge-off Amounts on the HELOCs will be absorbed first, by the Floating Allocation Percentage of the excess cashflow, second, by the Overcollateralization Amount, third, by the Class M2 Notes, and lastly, by the Class M1 Notes.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

9

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Amortization Periods:	The allocation of principal collections is divided into two distinct periods: the Managed Amortization Period and the Rapid Amortization Period.

Managed Amortization Period:	Begins on the first Payment Date and ends on the earlier of (a) the 120th Payment Date or (b) the Payment Date which immediately follows a Rapid Amortization Event.

Rapid Amortization Period:	Immediately follows the end of the Managed Amortization Period.

Maximum Rate:

The Maximum Rate with respect to the Notes on any Payment Date is equal to the product of (x) the weighted average of the loan rates of the HELOCs as of the beginning of the Collection Period, net of (i) the Servicing Fee Rate, (ii) the Owner Trustee fee rate (expressed as a per annum rate), (iii) the Indenture Trustee fee rate (expressed as a per annum rate), (iv) a per annum rate equal to a fraction, the numerator of which is the product of (a) 12 and (b) the sum of (1) any interest shortfalls resulting from application of the Relief Act (2) any interest shortfalls resulting from prepayments on the HELOCs and (3) any payments to the Indenture Trustee for reimbursed expenses and the denominator of which is the pool balance at the beginning of the related Collection Period, and the denominator of which is the principal balance of the HELOCs at the beginning of the related Collection Period, and (v) the product of (1) the premiums payable to the Insurer (expressed as a per annum rate) and (2) a fraction, the numerator of which is the principal balance of the Class A Notes immediately before the Payment Date and the denominator of which is the principal balance of the HELOCs at the beginning of the related Collection Period, and (y) a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Accrual Period.

Servicing Fee:	0.50% per annum (the “Servicing Fee Rate”) on the aggregate principal balance of the HELOCs, payable monthly at 1/12 of the per annum rate.

Deferred Interest: (“Catch-Up Interest”)

To the extent the applicable Maximum Rate is less than 1 month LIBOR + [applicable spread for any class of notes] on any Payment Date, the deficiency for each class will be deferred (“Deferred Interest”) and will accrue interest on each subsequent Payment Date at the applicable Note Rate. Such Deferred Interest will be reimbursed through distributions on following Payment Dates, to the extent of remaining Available Funds applied in the priority set forth under “Priority of Payments” herein.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

10

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Priority of Distributions:

On each Payment Date, the Indenture Trustee will make distributions from the Floating Allocation Percentage of amounts (less prepay charges) received in respect of the HELOCs during each Collection Period (net of the payments to the Indenture Trustee Fee, Servicing Fee, the Owner Trustee fee, prepayment charges and to the extent of available funds, as follows:

	(1)	to pay the Note Insurer premium;

	(2)	to the Class A Notes, interest at the Class A Note Rate for such payment Date;

	(3)	to the Class A Notes, the Class A Principal Distribution Amount for the related period;

(4)

to the Class A Notes, as a form of principal, (a) the Investor Charge-Off Amounts incurred during the preceding calendar month and (b) Investor Charge-Off Amounts incurred during previous periods which were not subsequently reimbursed;

	(5)	as payment for any reimbursement amounts owed to the Note Insurer with interest thereon;

	(6)	to the Class M1 Notes, interest at the Class M1 Note Rate for such Payment Date;

	(7)	to the Class M2 Notes, interest at the Class M2 Note Rate for such Payment Date;

	(8)	to the Class A Notes, any Accelerated Principal Amounts;

	(9)	to pay the Class M1 Principal Distribution Amount and Class M1 Accelerated Principal Amounts due to the Class M1 Notes;

	(10)	to pay the Class M2 Principal Distribution Amount and Class M2 Accelerated Principal Amounts due to the Class M2 Notes;

	(11)	to the Servicer, certain unreimbursed amounts, if any;

	(12)	sequentially, to pay to the Class A, Class M1 and Class M2 Notes the current Deferred Interest and any unpaid Deferred Interest from prior Payment Dates at their respective Note Rates;

	(13)	pari passu, to the Indenture Trustee, any unreimbursed expenses and to the Owner Trustee, any unpaid fees and unreimbursed expenses; and

	(14)	to pay the remaining amounts to the holders of the Certificates, as set forth in the sale and servicing agreement.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

11

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Class A Principal Distribution Amount:

Prior to the Stepdown Date or if a Rapid Amortization Event or a Trigger Event is in effect, the Principal Payment Amount.
On or after the Stepdown Date unless a Rapid Amortization Event or a Trigger Event is in effect, the lesser of (a) the excess of (i) the principal balance of the Class A Notes over (ii) the Class A Target Amount and (b) the Principal Payment Amount.

Class A Target Amount:

The lesser of (a) the product of (i) 93.70% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

Class M1 Principal Distribution Amount:

Prior to the Stepdown Date or if a Rapid Amortization Event or a Trigger Event is in effect, the Principal Payment Amount remaining, if any, after the principal balance of the Class A Notes has been reduced to zero.
On or after the Stepdown Date unless a Rapid Amortization Event or a Trigger Event is in effect, the lesser of (a) the excess of (i) the principal balance of the Class A Notes (after giving effect to payments of principal on such Payment Date) and Class M1 Notes immediately prior to such payment date over (ii) the Class M1 Target Amount and (b) the Principal Payment Amount after giving effect to payments of principal to the Holders of the Class A Notes.

Class M1 Target Amount:

The lesser of (a) the product of (i) 95.90% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

Class M2 Principal Distribution Amount:

Prior to the Stepdown Date or if a Rapid Amortization Event or a Trigger Event is in effect, the Principal Payment Amount remaining, if any, after the principal balance of the Class A and Class M1 Notes have been reduced to zero.
On or after the Stepdown Date unless a Rapid Amortization Event or a Trigger Event is in effect, the lesser of (a) the excess of (i) the principal balance of the Class A Notes (after giving effect to payments of principal on such Payment Date), Class M1 Notes (after giving effect to payments of principal on such Payment Date) and Class M2 Notes immediately prior to such payment date over (ii) the Class M2 Target Amount and (b) the Principal Payment Amount after giving effect to payments of principal to the Holders of the Class A Notes and the Class M1 Notes.

Class M2 Target Amount:

The lesser of (a) the product of (i) 99.00% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

12

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Trigger Event:

A Trigger Event shall be in effect on any Payment Date (a) if the Aggregate Liquidation Loss Amount for such Payment Date, expressed as percentage of the Initial Invested Amount, is greater than (i) with respect to the first Payment Date to and including the 48th Payment Date, 1.75%, (ii) with respect to the 49th Payment Date to and including the 60th Payment Date, 2.50%, (iii) with respect to the 61st Payment Date to and including the 72nd Payment Date, 3.00%, (iv) with respect to the 73rd Payment Date and thereafter, 3.25%, or (b) the Six Month rolling delinquency rate for such Payment Date is greater than 3.50%.

Aggregate Liquidation Loss Amount:

With respect to any Payment Date, the sum of the amount, calculated for each Collection Period prior to such Payment Date, equal to the Floating Allocation Percentage of the Liquidation Loss Amounts for that Collection Period.

Principal:	The allocation of principal collections to the Notes are divided into two distinct periods: the Managed Amortization Period and the Rapid Amortization Period.

With respect to each Payment Date, holders of Notes will receive the “Principal Payment Amount,” which shall equal the positive difference between (a) the Maximum Principal Payment minus (b) the “Overcollateralization Reduction Amount”, if any, in each case with respect to such Payment Date.

	(A)	During the Managed Amortization Period, the “Maximum Principal Payment” shall equal the “Net Principal Collections” with respect to such Payment Date.

	(B)	During the Rapid Amortization Period, the “Maximum Principal Payment” shall equal the Floating Allocation Percentage of Principal Collections with respect to such Payment Date.

	(C)	“Principal Collections” shall equal, with respect to any Payment Date, the sum of all payments with respect to principal received on the HELOCs during the related Collection Period.

(D)

“Net Principal Collections” shall equal the positive difference between (x) the Floating Allocation Percentage of Principal Collections with respect to such Payment Date minus (y) the Floating Allocation Percentage of the aggregate principal amount of all Additional Balances (draws on the HELOCs) arising during the related Collection Period.

(E)

“Overcollateralization Reduction Amount”, with respect to each Payment Date, shall equal the amount, if any, by which the Overcollateralization Amount exceeds the Specified Overcollateralization Amount, assuming the Maximum Principal Payment Amount is paid on the Notes on such Payment Date.

Accelerated Principal Amounts:

On any Payment Date where excess cashflow exists, all or a portion of such amount will be distributed to pay principal on the Notes to the extent required to maintain or increase the Overcollateralization Amount to the Specified Overcollateralization Amount.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

13

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Optional Redemption:

The Servicer may exercise its right to repurchase the HELOCs on any Payment Date on or after which the principal balance of the Notes, prior to giving effect to payments of principal on such Payment Date, declines to 10% or less of the principal balance of the Notes as of the Closing Date. The first such date is the “Optional Redemption Date”. The aggregate repurchase price is equal to the greater of (x) the sum of (i) the unpaid principal balance of the HELOCS plus accrued interest thereon, and (ii) any unreimbursed servicing advances, unreimbursed expenses and unpaid fees due to the Servicer, Insurer, Indenture Trustee, any reimbursement amounts due the Insurer and Owner Trustee on such Payment Date, and (y) the sum of (i) the principal balance of the Notes and interest due thereon on such Payment Date and (ii) any unreimbursed servicing advances, unreimbursed expenses and unpaid fees due the Servicer, the Indenture Trustee, the Note Insurer and the Owner Trustee on such Payment Date. If such an event occurs, holders of the Notes will receive a final distribution on such Payment Date.

Amendments to Credit Line Agreements:

Subject to the limitations in the sale and servicing agreement, the Servicer may change the terms of the HELOC agreements at any time provided that such changes (i) do not materially adversely affect the interest of the Noteholders and Ambac, and (ii) are consistent with prudent servicing practice, provided such changes do not adversely affect the status of the pool as a REMIC. Such modifications may include increases in the Credit Limit of the related HELOC or change in lien position of the HELOC, provided that the Servicer will not modify the maturity on any HELOC beyond the stated final maturity and that certain conditions and limitations (such as combined loan-to-value ratio) are met.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

14

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Rapid Amortization Events	Rapid amortization events shall be those set forth in the sale and servicing agreement, including without limitation the following:

	(i)	A default in the payment of any interest and/or principal, and such default continues for a period of five Business Days;

(ii)

The failure on the part of the Issuing Entity, the Depositor, the Seller, the Servicer to perform any of its other material obligations under the Sale and Servicing Agreement, the Trust Agreement, the Indenture or certain other material agreements, which failure materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 60 days;

	(iii)	The Issuing Entity becomes subject to regulation as an “investment company,” as such term is defined in the Investment Company Act of 1940;

	(iv)	cumulative draws in respect of interest under the Policy exceed 1% of the aggregate Cut-off Date Balance or there is a draw in respect of principal; or

	(v)	An Event of Servicing Termination, as defined in the Indenture, has occurred.

Servicing:	The Servicer shall:

	(1)	pay all out-of-pocket expenses to service the HELOCs which will be reimbursed from collections received on the HELOCs prior to distribution to the noteholders; and

(2)

will receive the Servicing Fee plus all assumption fees, late payment charges and other fees and charges (other than prepayment charges which are payable to the Class P Certificates), to the extent collected from borrowers, as additional servicing compensation.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

15

LEHMAN BROTHERS	Residential Mortgage Finance

Free Writing Prospectus for IndyMac Home Equity Mortgage Loan
Asset-Backed Trust, Series H2
(Filed pursuant to Rule 433; SEC File No. 333-132042)

LEHMAN BROTHERS	Residential Mortgage Finance

PRELIMINARY SUMMARY OF TERMS

$[484,137,000] (Approximate)
IndyMac Home Equity Mortgage Loan
Asset-Backed Notes, Series 2006-H2

IndyMac Bank, F.S.B.
(Sponsor and Servicer)

AMBAC
(Guarantor)

Contacts

Syndicate	Pat Quinn/ Dan Covello / Paul Tedeschi	(212) 526-9519

ABS Trading	Gordon Sweely	(212) 526-6870
	Robert Toppe	(212) 526-3709

Mortgage Finance	Tom O’Hara Shiv Rao Vikram Nidamaluri	(212) 526-6469 (212) 526-6205 (212) 526-1486

Structuring	Sei-Hyong Park Manoj Gupta	(212) 526-0203 (212) 526-1453

LEHMAN BROTHERS	Residential Mortgage Finance

The depositor has filed with the SEC a registration statement (including a prospectus,) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

This preliminary term sheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary term sheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this preliminary term sheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this preliminary term sheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this preliminary term sheet, although that information may be based in part on loan level data provided by the issuer or its affiliates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this preliminary term sheet is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),

(2)	no representation that these materials are accurate or complete and may not be updated, or

(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

LEHMAN BROTHERS	Residential Mortgage Finance

IRS CIRCULAR 230 NOTICE

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.

LEHMAN BROTHERS	Residential Mortgage Finance

Weighted Average Life (1) and Maturity
Sensitivity of the Class A Notes to Payments and Draws *

(Assumes 10% Optional Termination)

% CPR	30			35			40

Constant Draw rate	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity

5	2.91	1 - 90	12/25/2013	2.35	1 - 73	7/25/2012	1.95	1 - 61	7/25/2011
10	3.54	1 - 110	8/25/2015	2.74	1 - 85	7/25/2013	2.21	1 - 69	3/25/2012
15	4.44	1 - 128	2/25/2017	3.34	1 - 104	2/25/2015	2.58	1 - 80	2/25/2013

% CPR	45			50

Constant Draw rate	WAL	Window	Maturity	WAL	Window	Maturity

5	1.63	1 - 51	9/25/2010	1.39	1 - 44	2/25/2010
10	1.82	1 - 57	3/25/2011	1.53	1 - 48	6/25/2010
15	2.07	1 - 64	10/25/2011	1.70	1 - 53	11/25/2010

(1)

The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of the Notes. Assumes a Closing Date of June 27, 2006.

Sensitivity of the Class M1 Notes to Payments and Draws *

(Assumes 10% Optional Termination)

% CPR	30			35			40

Constant Draw rate	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity

5	4.91	31-90	12/25/2013	4.05	31-73	7/25/2012	3.49	31-61	7/25/2011
10	5.98	34-110	8/25/2015	4.65	31-85	7/25/2013	3.85	31-69	3/25/2012
15	7.46	44-128	2/25/2017	5.64	32-104	2/25/2015	4.39	31-80	2/25/2013

% CPR	45			50

Constant Draw rate	WAL	Window	Maturity	WAL	Window	Maturity

5	3.15	31-51	9/25/2010	2.92	32-44	2/25/2010
10	3.35	31-57	3/25/2011	3.05	32-48	6/25/2010
15	3.65	31-64	10/25/2011	3.21	31-53	11/25/2010

* For modeling purposes, the cut-off date was assumed as June 1, 2006.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	Residential Mortgage Finance

Weighted Average Life (1) and Maturity
Sensitivity of the Class A Notes to Payments and Draws (continued)*

(Assumes No Optional Termination)

% CPR	30			35			40

Constant Draw rate	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity

5	3.14	1 - 175	1/25/2021	2.56	1 - 153	3/25/2019	2.12	1 - 134	8/25/2017
10	3.74	1 - 186	12/25/2021	2.97	1 - 164	2/25/2020	2.41	1 - 144	6/25/2018
15	4.61	1 - 195	9/25/2022	3.54	1 - 175	1/25/2021	2.80	1 - 154	4/25/2019

% CPR	45			50

Constant Draw rate	WAL	Window	Maturity	WAL	Window	Maturity

5	1.79	1 - 117	3/25/2016	1.52	1 - 100	10/25/2014
10	1.99	1 - 126	12/25/2016	1.67	1 - 110	8/25/2015
15	2.26	1 - 136	10/25/2017	1.86	1 - 120	6/25/2016

(1)

The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of the Notes. Assumes a Closing Date of June 27, 2006.

Sensitivity of the Class M1 Notes to Payments and Draws (continued)*

(Assumes No Optional Termination)

% CPR	30			35			40

Constant Draw rate	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity

5	4.97	31-100	10/25/2014	4.09	31-81	3/25/2013	3.52	31-67	1/25/2012
10	6.04	34-120	6/25/2016	4.70	31-95	5/25/2014	3.88	31-76	10/25/2012
15	7.49	44-134	8/25/2017	5.69	32-115	1/25/2016	4.44	31-89	11/25/2013

% CPR	45			50

Constant Draw rate	WAL	Window	Maturity	WAL	Window	Maturity

5	3.18	31-56	2/25/2011	2.94	32-48	6/25/2010
10	3.38	31-63	9/25/2011	3.07	32-53	11/25/2010
15	3.69	31-71	5/25/2012	3.24	31-59	5/25/2011

* For modeling purposes, the cut-off date was assumed as June 1, 2006.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

Maximum Rate Schedule (1)(2)

The Maximum Rate Schedule is shown for the first 48 Distribution Dates.

Month	Maximum Rate (%)	Month	Maximum Rate (%)

1	15.72	25	17.35
2	16.32	26	16.79
3	16.79	27	16.79
4	17.35	28	17.35
5	16.79	29	16.79
6	17.35	30	17.35
7	16.79	31	16.79
8	16.79	32	16.79
9	18.59	33	18.59
10	16.79	34	16.79
11	17.35	35	17.35
12	16.79	36	16.79
13	17.35	37	17.35
14	16.79	38	16.79
15	16.79	39	16.79
16	17.35	40	17.35
17	16.79	41	16.79
18	17.35	42	17.35
19	16.79	43	16.79
20	16.79	44	16.79
21	17.95	45	18.59
22	16.79	46	16.79
23	17.35	47	17.35
24	16.79	48	16.79

(1) Assumes prepayments at 40% CPR and draws at 10% CDR.

(2) Assumes all Interest Rates equals 20%.

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Summary

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Total Number of HELOCs	6,408
Total Outstanding HELOC Balance	$491,759,944
Average Drawn Amount	$76,742
Average Credit Limit	$94,609
Current WA Coupon	7.348%
WA Credit Utilization Ratio	81.11%
WA Margin	1.072%
WA Life Cap	17.991%
WA Loan Age (months)	4
WA Remaining Term (months)	243
WA CLTV	81.83%
WA Credit Score	717
WA Junior Mortgage Ratio (Second Liens Only)	24.57%

Lien Position
First Lien	2.67%
Second Lien	97.33%

Property Type

Single Family	68.32%
PUD	19.50%
Condo	9.41%
2-4 Family	2.77%

Occupancy Status
Owner-Occupied	94.65%
Investment	3.29%
Second Home	2.07%

Loan Documentation
Full	25.01%
Reduced	73.97%
Limited	0.03%
Fast Track	0.98%
No Ratio	0.00

Loan Purpose

Cash Out Refinance	72.43%
Purchase	22.87%
Rate/Term Refinance	4.70%

Geographic Distribution
(Other states account individually for less than 4% of the Statistical Cut-Off Date Principal Balance)
CA	62.30%
FL	5.44%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	8

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Outstanding Principal Balances

Principal Balance ($)	Number of HELOCS	Principal Balance ($)		% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance		Weighted Average Loan-to Value Ratio

<= -0.01	16	-$	20,291	0.00%	5.367%	729	-$	1,268	15.77%
0.00 - 9,999.99	131		$702,011	0.14%	7.646%	726		$5,359	9.80%
10,000.00 - 25,000.00	737		$13,976,531	2.84%	7.692%	717		$18,964	11.15%
25,000.01 - 50,000.00	1,775		$66,331,919	13.49%	7.664%	711		$37,370	13.65%
50,000.01 - 100,000.00	2,168		$152,663,169	31.04%	7.698%	710		$70,417	17.22%
100,000.01 - 200,000.00	1,290		$178,783,433	36.36%	7.117%	717		$138,592	23.02%
200,000.01 - 300,000.00	221		$50,254,252	10.22%	6.843%	734		$227,395	26.57%
300,000.01 - 500,000.00	59		$22,295,042	4.53%	6.599%	747		$377,882	28.54%
500,000.01 - 750,000.00	9		$4,803,139	0.98%	7.358%	721		$533,682	28.94%
750,000.01 - 1,000,000.00	2		$1,970,737	0.40%	9.250%	665		$985,369	21.77%

Total:	6,408		$491,759,944	100.00%	7.348%	717		$76,742	20.26%

Minimum:	-$	17,054.83
Maximum:		$985,691.18
Average:		$76,741.56

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	9

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Current Interest Rates

Current Loan Rates (%)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

3.501 - 4.000	37	$3,827,429	0.78%	3.990%	719	$103,444	19.00%
4.501 - 5.000	2,179	$183,792,224	37.37%	4.990%	717	$84,347	20.42%
6.501 - 7.000	344	$15,509,978	3.15%	6.802%	772	$45,087	28.36%
7.001 - 7.500	424	$39,419,900	8.02%	7.355%	751	$92,971	26.33%
7.501 - 8.000	568	$48,789,539	9.92%	7.820%	732	$85,897	21.62%
8.001 - 8.500	569	$46,128,545	9.38%	8.338%	724	$81,069	18.74%
8.501 - 9.000	585	$42,262,741	8.59%	8.833%	715	$72,244	17.89%
9.001 - 9.500	580	$36,126,527	7.35%	9.313%	706	$62,287	17.59%
9.501 - 10.000	329	$21,952,156	4.46%	9.832%	692	$66,724	18.09%
10.001 - 10.500	257	$19,860,618	4.04%	10.326%	682	$77,279	18.10%
10.501 - 11.000	221	$14,116,384	2.87%	10.840%	678	$63,875	17.37%
11.001 - 11.500	163	$9,853,525	2.00%	11.314%	672	$60,451	16.99%
11.501 - 12.000	83	$6,306,862	1.28%	11.844%	671	$75,986	19.32%
12.001 - 12.500	36	$2,024,356	0.41%	12.325%	642	$56,232	16.12%
12.501 - 13.000	15	$875,304	0.18%	12.806%	625	$58,354	17.76%
13.001 >=	18	$913,856	0.19%	14.592%	668	$50,770	12.82%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	3.990%
Maximum:	17.750%
Weighted Average:	7.348%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	10

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Original Terms to Stated Maturity

Original Term (Months)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

97 - 120	68	$4,864,832	0.99%	8.959%	718	$71,542	25.15%
169 - 192	50	$3,775,938	0.77%	9.298%	724	$75,519	17.48%
217 - 240	5,296	$413,156,877	84.02%	6.962%	719	$78,013	20.98%
289 - 312	985	$68,692,428	13.97%	9.430%	702	$69,739	15.23%
337 - 360	9	$1,269,869	0.26%	8.385%	735	$141,097	49.62%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	120 months
Maximum:	360 months
Weighted Average:	247 months

Remaining Terms to Stated Maturity

Stated Remaining Term (Months)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

85 - 96	24	$1,994,736	0.41%	8.108%	728	$83,114	31.18%
97 - 108	18	$1,050,469	0.21%	9.160%	713	$58,359	21.61%
109 - 120	26	$1,819,628	0.37%	9.776%	710	$69,986	20.59%
157 - 168	6	$411,686	0.08%	9.377%	710	$68,614	18.42%
169 - 180	44	$3,364,252	0.68%	9.288%	725	$76,460	17.37%
181 - 192	1	$26,092	0.01%	8.750%	809	$26,092	9.95%
193 - 204	6	$222,960	0.05%	8.516%	753	$37,160	14.15%
205 - 216	39	$1,859,083	0.38%	7.926%	752	$47,669	19.74%
217 - 228	287	$15,710,155	3.19%	8.400%	715	$54,739	22.46%
229 - 240	4,963	$395,338,587	80.39%	6.899%	719	$79,657	20.93%
265 - 276	3	$141,703	0.03%	8.492%	767	$47,234	7.99%
277 - 288	122	$14,601,381	2.97%	9.490%	670	$119,683	19.25%
289 - 300	860	$53,949,343	10.97%	9.417%	710	$62,732	14.16%
325 - 336	1	$19,900	0.00%	8.500%	786	$19,900	11.34%
337 - 348	1	$90,209	0.02%	8.500%	614	$90,209	20.00%
349 - 360	7	$1,159,760	0.24%	8.374%	743	$165,680	52.58%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	89 months
Maximum:	354 months
Weighted Average:	243 months

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	11

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Loan Age

Seasoning (Months)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

0 - 4	4,285	$347,799,647	70.73%	6.772%	717	$81,167	20.63%
5 - 8	1,375	$92,414,587	18.79%	8.658%	723	$67,211	19.05%
9 - 12	306	$20,217,140	4.11%	8.894%	709	$66,069	18.77%
13 - 16	144	$10,554,100	2.15%	8.925%	692	$73,292	17.67%
17 - 20	132	$10,816,030	2.20%	9.263%	681	$81,940	21.71%
21 - 25	130	$8,380,179	1.70%	8.468%	728	$64,463	22.73%
26 - 30	25	$1,192,952	0.24%	7.970%	712	$47,718	27.76%
31 - 35	4	$136,257	0.03%	8.956%	729	$34,064	20.34%
36 - 40	5	$202,190	0.04%	8.441%	759	$40,438	13.89%
41 - 45	1	$20,771	0.00%	9.250%	696	$20,771	16.67%
56 - 60	1	$26,092	0.01%	8.750%	809	$26,092	9.95%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	0	month
Maximum:	59	months
Weighted Average:	4	months

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	12

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Combined Loan-to-Value Ratio

Combined LTV (%)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

0.01 - 70.00	1,143	$93,100,209	18.93%	6.733%	734	$81,453	21.77%
70.01 - 75.00	293	$24,324,517	4.95%	6.758%	733	$83,019	25.62%
75.01 - 80.00	929	$85,133,411	17.31%	6.888%	723	$91,640	25.09%
80.01 - 85.00	332	$22,329,620	4.54%	7.524%	706	$67,258	18.60%
85.01 - 90.00	2,583	$167,463,505	34.05%	7.616%	704	$64,833	15.67%
90.01 - 95.00	670	$51,919,945	10.56%	7.749%	705	$77,492	21.09%
95.01 - 100.00	458	$47,488,736	9.66%	8.213%	727	$103,687	22.00%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	3.57%
Maximum:	100.00%
Weighted Average:	81.83%

Lien Position

Lien Position	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

1st Lien	160	$13,127,161	2.67%	7.083%	747	$82,045	49.78%
2nd Lien	6,248	$478,632,783	97.33%	7.355%	716	$76,606	19.46%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	13

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Junior Mortgage Ratio*

Junior HELOC Ratio (%)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

0.01 - 10.00	427	$13,612,297	2.84%	7.462%	705	$31,879	6.18%
10.01 - 20.00	3,628	$230,010,305	48.06%	7.712%	710	$63,399	13.41%
20.01 - 30.00	1,152	$108,035,428	22.57%	7.239%	713	$93,781	19.94%
30.01 - 40.00	564	$63,647,131	13.30%	6.832%	723	$112,850	26.49%
40.01 - 50.00	256	$32,256,977	6.74%	6.714%	730	$126,004	32.23%
50.01 - 60.00	126	$18,034,916	3.77%	6.842%	747	$143,134	38.71%
60.01 - 70.00	62	$8,616,837	1.80%	6.813%	749	$138,981	42.20%
70.01 - 80.00	19	$2,611,703	0.55%	6.503%	778	$137,458	48.38%
80.01 - 90.00	9	$1,393,338	0.29%	6.434%	784	$154,815	42.29%
90.01 - 100.00	5	$413,852	0.09%	8.006%	724	$82,770	42.44%

Total:	6,248	$478,632,783	100.00%	7.355%	716	$76,606	19.46%

Non Zero Minimum:	1.06%
Maximum:	98.88%
Non Zero Weighted Average:	24.57%

*Only represents second liens.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	14

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Credit Limit

Credit Limit ($)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

<= 30,000.00	813	$16,565,862	3.37%	7.801%	711	$20,376	10.23%
30,000.01 - 50,000.00	1,341	$48,712,377	9.91%	7.811%	707	$36,325	12.08%
50,000.01 - 70,000.00	1,009	$54,724,301	11.13%	7.928%	704	$54,236	13.85%
70,000.01 - 90,000.00	721	$50,464,114	10.26%	7.807%	707	$69,992	15.86%
90,000.01 - 110,000.00	776	$60,253,941	12.25%	7.428%	716	$77,647	19.62%
110,000.01 - 130,000.00	297	$31,065,280	6.32%	7.275%	715	$104,597	20.34%
130,000.01 - 150,000.00	467	$54,509,590	11.08%	7.226%	715	$116,723	22.00%
150,000.01 - 170,000.00	141	$20,412,759	4.15%	7.263%	714	$144,771	24.29%
170,000.01 - 190,000.00	137	$21,217,397	4.31%	7.293%	713	$154,872	23.91%
190,000.01 >=	706	$133,834,322	27.22%	6.765%	733	$189,567	27.14%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	$10,000.00
Maximum:	$1,000,000.00
Weighted Average:	$94,609.10

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	15

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Credit Limit Utilization Rates

Current Utilization Ratio (%)	Number of HELOCS		Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score		Average Current Principal Balance	Weighted Average Loan-to Value Ratio

<= -0.01	15	-	$20,290	0.00%	5.367%	729	-	$1,353	15.77%
0.00 - 74.99	1,688		$92,438,346	18.80%	6.809%	733		$54,762	23.50%
75.00 - 79.99	166		$14,395,735	2.93%	7.039%	731		$86,721	23.20%
80.00 - 84.99	180		$13,380,604	2.72%	6.870%	728		$74,337	23.84%
85.00 - 89.99	195		$19,367,153	3.94%	7.045%	725		$99,319	23.93%
90.00 - 94.99	190		$17,825,590	3.62%	7.008%	719		$93,819	24.22%
95.00 - 99.99	1,529		$111,837,907	22.74%	7.262%	713		$73,144	18.61%
100.00 - 100.00	136		$16,086,837	3.27%	6.776%	720		$118,286	20.48%
100.01 - 109.00	2,309		$206,448,061	41.98%	7.790%	709		$89,410	18.57%

Total:	6,408		$491,759,944	100.00%	7.348%	717		$76,742	20.26%

Minimum:	-14.45%
Maximum:	104.00%
Average:	81.11%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	16

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Margin

Margin (%)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

<= 0.000	1,121	$91,653,780	18.64%	6.502%	753	$81,761	26.11%
0.001 - 0.500	1,315	$117,049,674	23.80%	6.594%	733	$89,011	20.75%
0.501 - 1.000	938	$73,374,398	14.92%	7.232%	719	$78,224	18.35%
1.001 - 1.500	917	$63,555,685	12.92%	7.642%	713	$69,308	18.00%
1.501 - 2.000	624	$44,227,624	8.99%	7.824%	696	$70,878	18.18%
2.001 - 2.500	519	$37,268,048	7.58%	7.999%	685	$71,807	18.25%
2.501 - 3.000	365	$25,395,943	5.16%	8.408%	675	$69,578	18.14%
3.001 - 3.500	320	$20,357,771	4.14%	8.752%	671	$63,618	18.18%
3.501 - 4.000	151	$10,345,485	2.10%	9.657%	669	$68,513	17.88%
4.001 - 4.500	83	$5,597,049	1.14%	10.109%	663	$67,434	19.20%
4.501 - 5.000	29	$1,657,788	0.34%	11.649%	628	$57,165	16.96%
5.001 - 5.500	10	$595,692	0.12%	13.106%	631	$59,569	14.30%
5.501 - 6.000	6	$241,795	0.05%	13.533%	635	$40,299	12.14%
6.001 - 6.500	1	$47,357	0.01%	14.250%	566	$47,357	10.21%
7.001 - 7.500	1	$25,999	0.01%	15.000%	624	$25,999	19.23%
8.001 - 8.500	1	$55,657	0.01%	16.250%	786	$55,657	10.00%
8.501 - 9.000	1	$16,458	0.00%	16.620%	651	$16,458	8.94%
9.001 - 9.500	1	$151,857	0.03%	17.000%	742	$151,857	12.73%
9.501 - 10.000	2	$62,590	0.01%	17.664%	606	$31,295	13.64%
10.001 >=	3	$79,294	0.02%	7.750%	567	$26,431	23.92%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	-1.000%
Maximum:	11.225%
Weighted Average:	1.072%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	17

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Top 30 States Based on Statistical Cut-Off Date Balance

STATE (TOP 30 based on Current Balance)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

CA	3,454	$306,382,210	62.30%	7.366%	718	$88,704	19.16%
FL	453	$26,739,102	5.44%	7.154%	707	$59,027	23.95%
AZ	249	$19,515,121	3.97%	7.482%	723	$78,374	24.49%
NY	291	$19,096,010	3.88%	6.997%	710	$65,622	20.68%
VA	246	$16,029,808	3.26%	7.533%	711	$65,162	17.99%
NV	186	$12,749,330	2.59%	7.505%	715	$68,545	20.40%
MD	181	$11,999,596	2.44%	7.497%	713	$66,296	20.51%
NJ	210	$11,481,994	2.33%	7.615%	712	$54,676	19.79%
WA	108	$7,388,721	1.50%	7.371%	722	$68,414	21.41%
IL	115	$7,336,559	1.49%	7.208%	723	$63,796	21.04%
CO	98	$6,252,983	1.27%	6.653%	716	$63,806	23.94%
HI	75	$5,933,525	1.21%	6.586%	724	$79,114	17.87%
MA	97	$5,562,195	1.13%	7.505%	719	$57,342	20.71%
PA	73	$4,050,724	0.82%	7.300%	720	$55,489	29.89%
OR	50	$3,447,041	0.70%	7.816%	729	$68,941	25.29%
CT	59	$3,404,941	0.69%	6.858%	713	$57,711	20.04%
MN	43	$2,583,399	0.53%	7.316%	714	$60,079	28.16%
MI	50	$2,268,550	0.46%	7.640%	698	$45,371	23.76%
NC	36	$2,175,247	0.44%	7.505%	701	$60,424	26.02%
UT	27	$1,603,890	0.33%	8.192%	714	$59,403	17.62%
GA	33	$1,580,114	0.32%	7.477%	716	$47,882	28.77%
DC	17	$1,308,480	0.27%	7.259%	725	$76,969	18.54%
MO	20	$1,219,580	0.25%	7.335%	722	$60,979	25.18%
SC	20	$1,118,785	0.23%	6.701%	716	$55,939	23.60%
RI	22	$1,021,077	0.21%	7.737%	709	$46,413	19.78%
ID	25	$995,004	0.20%	7.729%	711	$39,800	19.44%
OH	23	$989,773	0.20%	6.923%	718	$43,034	23.00%
WV	15	$920,486	0.19%	7.559%	739	$61,366	42.57%
WI	17	$759,755	0.15%	7.753%	717	$44,691	17.26%
NM	13	$742,957	0.15%	8.291%	734	$57,151	15.02%
Other	102	$5,102,984	1.04%	7.306%	714	$50,029	26.66%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	18

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Occupancy Status

Occupancy Status	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

Primary Home	6,022	$465,428,241	94.65%	7.343%	717	$77,288	20.06%
Investment	244	$16,174,145	3.29%	7.472%	717	$66,287	25.41%
Second Home	142	$10,157,558	2.07%	7.349%	712	$71,532	21.47%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Documentation Type

Documentation Type	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

Full	1,530	$123,012,482	25.01%	7.213%	735	$80,400	23.99%
Limited	1	$128,543	0.03%	9.250%	719	$128,543	14.63%
Reduced	4,818	$363,778,703	73.97%	7.406%	710	$75,504	19.08%
No Ratio	1	$23,888	0.00%	4.990%	685	$23,888	14.62%
Fast Track	58	$4,816,328	0.98%	6.342%	741	$83,040	15.16%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

HELOC Purpose

Loan Purpose	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

Cash Out Refinance	4,636	$356,158,304	72.43%	7.164%	716	$76,824	21.82%
Purchase	1,387	$112,479,965	22.87%	7.680%	722	$81,096	16.62%
Rate/Term Refinance	385	$23,121,674	4.70%	8.564%	707	$60,056	13.97%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	19

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Property Type

Property Type	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

Single Family	4,347	$335,960,729	68.32%	7.348%	718	$77,286	20.56%
PUD	1,151	$95,909,283	19.50%	7.339%	713	$83,327	19.15%
Condo	768	$46,250,595	9.41%	7.320%	719	$60,222	20.57%
2 Family	126	$10,749,133	2.19%	6.952%	704	$85,311	18.11%
4 Family	12	$2,137,988	0.43%	9.400%	702	$178,166	25.74%
3 Family	4	$752,216	0.15%	10.131%	721	$188,054	25.96%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	20

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Credit Score

Current FICO	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

<= 619	70	$5,160,192	1.05%	9.849%	579	$73,717	18.07%
620 - 639	70	$4,234,182	0.86%	9.596%	631	$60,488	18.55%
640 - 659	505	$30,986,451	6.30%	8.431%	649	$61,359	17.93%
660 - 679	947	$69,653,292	14.16%	7.683%	669	$73,552	18.09%
680 - 699	978	$70,523,265	14.34%	7.579%	689	$72,110	18.02%
700 - 719	1,063	$85,944,374	17.48%	7.235%	710	$80,851	19.78%
720 - 739	839	$69,385,280	14.11%	7.065%	729	$82,700	19.68%
740 - 759	700	$54,951,622	11.17%	7.059%	750	$78,502	21.46%
760 >=	1,236	$100,921,286	20.52%	6.848%	781	$81,652	24.40%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Non Zero Minimum:	452
Maximum:	840
Non Zero Weighted Average:	717

Draw Term

Draw Term (Months)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

60	14	$986,744	0.20%	10.102%	691	$70,482	17.66%
120	6,341	$486,529,118	98.94%	7.324%	717	$76,728	20.29%
180	42	$3,395,216	0.69%	8.984%	721	$80,838	19.16%
300	11	$848,864	0.17%	11.321%	701	$77,169	12.42%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	60 months
Maximum:	300 months
Weighted Average:	121 months

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	21

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Maximum Rate

Maximum Rate (%)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

16.000%	36	$2,175,247	0.44%	7.505%	701	$60,424	26.02%
18.000%	6,372	$489,584,696	99.56%	7.347%	717	$76,834	20.24%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Weighted Average:	17.991%

Negatively Amortizing First Liens

Negatively Amortizing First Liens	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

No	4,157	$353,804,999	71.95%	7.211%	721	$85,111	22.65%
Yes	2,251	$137,954,945	28.05%	7.700%	705	$61,286	14.15%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	22

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Maximum Combined Loan to Value Ratio*

Maximum Combined Loan to Value (%)	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

0.01 – 70.00	1,094	$88,354,303	17.97%	6.741%	736	$80,763	22.17%
70.01 - 75.00	269	$22,783,164	4.63%	6.776%	731	$84,696	26.18%
75.01 – 80.00	765	$72,588,906	14.76%	6.838%	725	$94,887	26.32%
80.01 – 85.00	215	$16,693,479	3.39%	7.406%	708	$77,644	20.60%
85.01 – 90.00	1,082	$83,274,785	16.93%	7.354%	706	$76,964	19.05%
90.01 – 95.00	659	$49,617,808	10.09%	7.486%	706	$75,293	20.57%
95.01 – 100.00	1,753	$118,158,037	24.03%	8.092%	714	$67,403	15.99%
100.01 – 105.00	120	$8,736,236	1.78%	7.129%	705	$72,802	17.98%
105.01 – 120.00	451	$31,553,227	6.42%	7.643%	699	$69,963	15.90%

Total:	6,408	$491,759,944	100.00%	7.348%	717	$76,742	20.26%

Minimum:	3.57%
Maximum:	120.00%
Weighted Average:	85.05%

*ASSUMES FULLY DRAWN HELOC + (SENIOR BALANCE * NEGATIVE AMORTIZATION CAP)

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	23

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Characteristics (continued)

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date*

Junior HELOC Ratio - with Negatively Amortizing 1st lien Maximum Negative Amortization*

Junior HELOC Ratio – with Maximum Negatively Amortized 1st lien Balance	Number of HELOCS	Principal Balance ($)	% of Statistical Cut-Off Date Balance	Weighted Average Coupon	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to Value Ratio

0.01 - 10.00	653	$24,552,719	5.13%	7.558%	702	$37,600	7.79%
10.01 - 20.00	3,499	$228,896,234	47.82%	7.710%	710	$65,418	13.78%
20.01 - 30.00	1,102	$103,993,857	21.73%	7.179%	714	$94,368	20.48%
30.01 - 40.00	526	$58,757,389	12.28%	6.857%	724	$111,706	26.60%
40.01 - 50.00	252	$32,020,334	6.69%	6.701%	731	$127,065	32.39%
50.01 - 60.00	123	$17,794,510	3.72%	6.777%	747	$144,671	38.45%
60.01 - 70.00	60	$8,198,848	1.71%	6.839%	749	$136,647	42.62%
70.01 - 80.00	19	$2,611,703	0.55%	6.503%	778	$137,458	48.38%
80.01 - 90.00	9	$1,393,338	0.29%	6.434%	784	$154,815	42.29%
90.01 - 100.00	5	$413,852	0.09%	8.006%	724	$82,770	42.44%

Total:	6,248	478,632,783	100.00%	7.355%	716	$76,606	19.46%

Minimum:	0.96%
Maximum:	98.88%
Weighted Average:	23.99%

* CALCULATED BY DIVIDING CREDIT LIMIT BY (SENIOR BALANCE plus CREDIT LIMIT)
* SHOWN ONLY FOR LOANS THAT ARE SECOND LIENS

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519;.	24